EXHIBIT 23.1






                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of M.D.C. Holdings, Inc. of our report dated June 28, 1999 appearing on page 1 of the Financial Statements of the M.D.C. Holdings, Inc. 401(k) Savings Plan for the year ended December 31, 1998 which appears in this Form 11-K.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Denver, Colorado
June 30, 1999